SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 31, 2007 (May 28, 2007)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 0-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2007, Dynegy Holdings Inc. (“DHI”), a wholly owned subsidiary of Dynegy Inc. (“Dynegy”), entered into a Purchase and Sale Agreement with EnergyCo, LLC (“EnergyCo”) pursuant to which DHI will sell its CoGen Lyondell power generation facility, located in Channelview, Texas, to EnergyCo for $467.5 million in cash (the “CoGen Purchase Agreement”). The CoGen Purchase Agreement contains customary representations and warranties on the part of DHI and EnergyCo as well as customary indemnification provisions. The transaction is expected to close in the third quarter of 2007, subject to obtaining certain regulatory approvals and satisfaction of other closing conditions.

The foregoing description of the CoGen Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Other Items.

A copy of the press release announcing the sale of the CoGen Lyondell power generation facility is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into the filings of Dynegy or DHI under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document
10.1	Purchase and Sale Agreement dated May 28, 2007 by and between Dynegy Holdings Inc. and EnergyCo, LLC

99.1	Press Release dated May 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: May 31, 2007	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President and Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: May 31, 2007	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document
10.1	Purchase and Sale Agreement dated May 28, 2007 by and between Dynegy Holdings Inc. and EnergyCo, LLC

99.1	Press Release dated May 29, 2007.